INDEPENDENT AUDITORS' REPORT

To the Board of Trustees and Shareholders of Morgan Stanley American Opportunities Fund:

In planning and performing our audit of the financial statements of Morgan Stanley American Opportunities
Fund (the "Fund"), formerly Morgan Stanley Dean Witter American Opportunities Fund, for the year ended
December 31, 2001 (on which we have issued our report dated February 11,
 2002), we considered its internal
control, including control activities for safeguarding securities, in order to determine our auditing procedures
for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, and not to provide assurance on the Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control.  In fulfilling this
responsibility, estimates and judgments by management are required to assess the expected benefits and related
costs of controls.  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing
financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against
unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not
be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that
the internal control may become inadequate because of changes in conditions or that the degree of compliance
with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in the internal
control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2001.

This report is intended solely for the information and use of management, the Board of Trustees and
Shareholders of Morgan Stanley American Opportunities Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




Deloitte & Touche LLP
New York, New York
February 11, 2002